EXHIBIT 99.2

ClearOne Communications, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Financial Statements

The following unaudited pro forma condensed consolidated combined financial statements give effect to the acquisition of NetStreams, Inc. (NetStreams) by ClearOne Communications, Inc. (ClearOne). These pro forma condensed consolidated combined statements are presented for illustrative purposes only. The pro forma adjustments described in the notes accompanying the statements are based upon available information and assumptions that we believe are reasonable. These unaudited pro forma condensed consolidated combined financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition. The pro forma condensed consolidated combined financial statements do not purport to represent what the consolidated results of operations of ClearOne would actually have been if the acquisition had in fact occurred on the date we refer to below, nor do they purport to project the results of operations of ClearOne for any future period or as of any historical dates.

Under the purchase method of accounting prescribed by Topic 805, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price over the net assets acquired is allocated to goodwill. The purchase price allocation is preliminary, subject to future adjustment and has been made solely for the purpose of providing the unaudited condensed consolidated combined financial information discussed below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2009, was prepared by combining the historical consolidated balance sheet of ClearOne Communications and the historical balance sheet of NetStreams as of September 30, 2009, giving effect to the acquisition as if it occurred on September 30, 2009. The unaudited pro forma condensed consolidated combined statement of operations for the year ended June 30, 2009 and the three  month period ended September 30, 2009 were prepared by combining the historical consolidated statement of operations of ClearOne for the year ended June 30, 2009 and the three month period ended September 30, 2009 and the historical statement of operations of NetStreams for the respective periods, giving effect for the acquisition as if it had occurred on July 1, 2009.

The operating results of NetStreams are included in ClearOne’s statement of operations beginning on the date of acquisition, November 3, 2009. The acquisition is being accounted for under the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values. Our preliminary evaluation resulted in an allocation of $5.7 million to goodwill and identifiable intangible assets (See Note 1 for further details). These unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with the historical financial statements and notes thereto of (a) ClearOne Communications, Inc. included on Form 10-Q as of and for the three month period ended September 30, 2009, (b) ClearOne Communications, Inc. included in Form 10-K for the year ended June 30, 2009, and (c) NetStreams, Inc. included elsewhere herein.

ClearOne Communications, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Balance Sheet
As of September 30, 2009
(in thousands)

	ClearOne	NetStreams
	September 30,	September 30,	Pro Forma	Pro Forma
	2009	2009	Adjustments	Combined
Assets
Cash and cash equivalents	$8,060	$386	$(1,454)	$6,992
Marketable securities	2,129	-		2,129
Accounts receivable net of allowance for doubtful accounts of $103 and $76, respectively	6,552	180		6,732
Inventories, net	9,713	1,050		10,763
Deferred income taxes	3,135	-		3,135
Prepaid expenses and other current assets	1,318	338	41	1,697
Total current assets	30,907	1,954	(1,413)	31,448

Long-term inventory	4,759	-		4,759
Property and equipment, net	3,002	208	(8)	3,202
Deferred income taxes	1,294	-		1,294
Intangible assets, net	-	-	1,150	1,150
Goodwill	-	-	1,752	1,752
Other	56	-		56
Total assets	$40,018	$2,162	$1,481	$43,661

Liabilities and stockholders’ equity
Accounts payable	$2,479	$1,392		$3,871
Deferred product revenue	5,304	-		5,304
Other accrued liabilities	2,161	717	(466)	2,412
Current portion of long-term debt	-	3,750	(1,750)	2,000
Total current liabilities	9,944	5,859	(2,216)	13,587

Long-term debt, less current portion	-	1,956	(1,956)	-
Other long-term liabilities	1,730	-	-	1,730
Total liabilities	$11,674	$7,815	$(4,172)	$15,317

Stockholders’ equity:
Redeemable Preferred Stock - Series B	-	17,303	(17,303)	-
Redeemable Preferred Stock - Series A, A-1 and A-2	-	11,422	(11,422)	-
Common stock	9	2	(2)	9
Additional paid-in capital	38,734	1,452	(1,452)	38,734
Accumulated other comprehensive income	21	-	-	21
Accumulated deficit	(10,420)	(35,832)	35,832	(10,420)
Total stockholders’ equity	28,344	(5,653)	5,653	28,344
Total liabilities and stockholders’ equity	$40,018	$2,162	$1,481	$43,661

See accompanying notes

ClearOne Communications, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Statement of Operations
For the year ended June 30, 2009
(in thousands)

			Pro Forma	Pro Forma
	ClearOne	NetStreams	Adjustments	Combined

Revenue	$35,700	$7,021	$-	$42,721
Cost of goods sold	15,323	4,676	-	19,999
Gross profit	20,377	2,345	-	22,722

Operating expenses:
Sellilng, general and administrative expenses	11,160	7,498	-	18,658
Research and product development	7,541	-	-	7,541
Amortization of intangible assets	-	-	313	313
Insurance settlement proceeds	(1,100)	-	-	(1,100)
Total operating expenses	17,601	7,498	313	25,412

Operating income	2,776	(5,153)	(313)	(2,690)

Other income, net:
Interest income	474	3	-	477
Interest expense	(1)	(333)	-	(334)
Other expense, net	(27)	-	-	(27)
Total other income, net	446	(330)	-	116

Income before income taxes	3,222	(5,483)	(313)	(2,574)
Provision for income taxes	(995)	-	-	(995)
Net income	2,227	(5,483)	(313)	(3,569)

Basic earnings per common share	0.24			(0.39)
Diluted earnings per common share	0.24			(0.38)

Basic weighted average shares outstanding	9,213,731			9,213,731
Diluted weighted average shares outstanding	9,338,320			9,338,320

See accompanying notes

ClearOne Communications, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Statement of Operations
For the three months ended September 30, 2009
(in thousands)

			Pro Forma	Pro Forma
	ClearOne	NetStreams	Adjustments	Combined

Revenue	$7,646	$1,131	$-	$8,777
Cost of goods sold	3,692	965	-	4,657
Gross profit	3,954	166	-	4,120

Operating expenses:
Sellilng, general and administrative expenses	2,932	1,292	-	4,224
Research and product development	1,668	-	-	1,668
Amortization of intangible assets	-	-	78	78
Total operating expenses	4,600	1,292	78	5,970

Operating income	(646)	(1,126)	(78)	(1,850)

Other income, net:	67	(127)	-	(60)

Income before income taxes	(579)	(1,253)	(78)	(1,910)
Benefit from income taxes	304	-	-	304
Net income	(275)	(1,253)	(78)	(1,606)

Basic earnings per common share	(0.03)			(0.17)
Diluted earnings per common share	(0.03)			(0.17)

Basic weighted average shares outstanding	8,928,897			9,213,731
Diluted weighted average shares outstanding	9,052,070			9,338,320

See accompanying notes

Note 1: ACQUISITION

On November 3, 2009, ClearOne Communications, Inc. (“ClearOne”) entered into and closed the Merger Agreement with Alta-Wasatch Acquisition Corporation (“Alta-Wasatch”), our wholly owned subsidiary and NetStreams, Inc (“NetStreams”). Pursuant to the Merger Agreement, Alta-Wasatch, merged into NetStreams (the “Merger”).

As part of the Merger, ClearOne paid $1.8 million in cash and assumed debt of $2 million. ClearOne has also claimed $350,000 as part of final working capital adjustment which is expected to reduce the cash consideration paid from $1.8 million to $1.45 million.

The acquisition is being accounted for under the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values. The excess of purchase price over the fair value of net assets acquired reflects the expected benefits from expansion of market opportunities and customer relationships. Our estimates and assumptions are subject to change. Certain items may impact the final purchase price allocation. Our preliminary evaluation is based on the following as estimated on the date of acquisition:

Purchase price:
Cash consideration		$1,454
Assumption of Debt		2,000

Total consideration		3,454

Allocated to:
Fair value of net assets acquired		552

Allocated to:
Identifiable intangibles assets:
Developed technology	1,000
Customer relationships	50
Trade name and Trademarks	100	1,150

Excess purchase price allocated to goodwill		$1,752

NOTE 2: PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2009 as if the acquisition occurred on September 30, 2009:

(A)             Adjustment to record the purchase and cancellation of all of the outstanding stock and warrants of NetStreams.

(B)             Adjustment to record the goodwill and estimated fair value of identifiable intangible assets acquired. Identifiable intangible assets consist of developed technology, customer relationships, and trade name and trademarks, which will be amortizable over their useful lives of four, four, and two years, respectively. The fair value and useful life estimates of these assets is preliminary and subject to change.

(C)             Adjustment to record the elimination of NetStreams equity.

NOTE 3: PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The following adjustments have been reflected in the pro forma combined condensed consolidated statement of operations for the year ended June 30, 2009 and the three month period ended September 30, 2009 as if the acquisition had occurred on July 1, 2008.

(A)      Adjustment to record the amortization expense related to the identifiable assets acquired. Identifiable intangible assets consist of developed technology, customer relationships, and trade name and trademarks, which will be amortizable over their useful lives of four, four, and two years, respectively. The fair value and useful life estimates of these assets is preliminary and subject to change.